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                                                                   Exhibit 10.14


     AMALGAMATION AGREEMENT made as of the 30th day of November, 1999.


B E T W E E N:

     DELANO TECHNOLOGY CORPORATION, a corporation governed by the Business Corporations Act (Ontario), ("Delano")

                                    - and -

     XDL DELANO HOLDINGS INC., a corporation governed by the Business Corporations Act (Ontario), ("Holdings")

RECITALS:

A. Delano was incorporated pursuant to the provisions of the Business Corporations Act (Ontario) by Certificate and Articles of Incorporation dated May 7, 1998 and its authorized capital consists of an unlimited number of Common Shares, Class A Preferred Shares, Class B Preferred Shares and Class C Preferred Shares, of which 3,500,000 Common Shares, 4,000,000 Class A Preferred Shares and 3,789,476 Class B Preferred Shares have been issued and are currently outstanding.

B. Prior to the Effective Date of the amalgamation referenced in this Agreement, it is anticipated that 4,326,924 Class C Preferred Shares of Delano will be issued pursuant to the exercise of previously issued special warrants.

C. Holdings was incorporated pursuant to the provisions of the Business Corporations Act (Ontario) by Certificate and Articles of Incorporation dated July 14, 1998 and its authorized capital consists of an unlimited number of Common Shares and Class A Preferred Shares of which 3,150 Common Shares and 1,100 Class A Preferred Shares have been issued and are currently outstanding.

D. The parties to this Agreement, having made full disclosure each to the other of all their respective assets and liabilities, have determined that it is desirable that their amalgamation should be effected and, acting under the authority contained in the Business Corporations Act (Ontario), have agreed to amalgamate and continue as one corporation upon the terms and conditions set out in this Agreement.


     NOW  THEREFORE, the parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1  DEFINITIONS


Whenever used in this Agreement, the following terms shall have the respective meanings ascribed to them as follows:

     (a) "Act" means the Business Corporations Act (Ontario) as amended from time to time and includes any regulations made pursuant to such Act and any term


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          defined in the Act and not otherwise defined herein is used in this
          Agreement with the same meaning;

     (b) "Board" means the board of directors of the Corporation, it being understood that references herein to matters to be decided by the Board shall not be in derogation of the rights of the Board pursuant to the provisions of Section 127 of the Act;


     (c) "Corporation" means the corporation continuing from the amalgamation of the parties hereto;

     (d) "Expiry Date" shall have the meaning ascribed to it in the Special Warrant Indenture, which, as at the date hereof is the date which is the earlier to occur of (i) the fifth business day after the date on which a receipt has been issued by the last of the securities regulatory authorities in each province of Canada in which holders of Special Warrants are resident for the (final) prospectus qualifying the issuance of shares of Delano upon exercise of the Special Warrants and (ii) June 24, 2000;


     (e) "Special Warrants" means, collectively, the special warrants of Delano issued pursuant to the Special Warrant Indenture;

     (f) "Special Warrant Indenture" means the special warrant indenture dated as of June 24, 1999 between Delano and The Trust Company of Bank of Montreal, as such indenture may be amended or supplemented from time to time; and

     (g) "Fair Market Value" means, except as otherwise explicitly set forth herein, (a) in respect of the Class A Preferred Shares, the Class B Preferred Shares and the Class C Preferred Shares, in the event that the Common Shares of Delano have been approved for trading on NASDAQ, the closing price of the Common Shares on the date prior to the Expiry Date, or if there is no such closing price, the opening price of the Common Shares on the Expiry Date, or if there is no such opening price prior to the effective time of the amalgamation, the price of the Common Shares issued by Delano in the public offering to which the NASDAQ listing of Common Shares relates; or (b) in the event that the Common Shares of Delano have not been approved for trading on NASDAQ, the amount, as determined by the directors of Delano who are not precluded from voting in respect of the amalgamation by virtue of
          Section 132(5) of the Act, in their sole discretion, that is equivalent to the price of the share or other property, as the case may be, on the effective date of the amalgamation in an open and unrestricted market between informed prudent parties, acting at arm's length and under no compulsion to act.

                                    ARTICLE 2
                                 IMPLEMENTATION

2.1  EFFECTIVE DATE

Delano and Holdings shall amalgamate under the provisions of the Act effective immediately following the deemed exercise of Special Warrants on the Expiry Date and shall continue as one



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corporation upon the terms and conditions set out in this Agreement. Subject to
Section 2.3, articles of amalgamation in prescribed form shall be sent to the Director under the Act, together with all other documents necessary to bring the amalgamation into effect.

2.2  EFFECT

Upon the amalgamation of Delano and Holdings and their continuance as one corporation becoming effective:

     (a) the Corporation shall possess all the property, rights, privileges and franchises and shall be subject to all liabilities; including civil, criminal and quasi-criminal and all contracts, disabilities and debts of each of Delano and Holdings;

     (b) a conviction against, or ruling, order or judgment in favour or against any of Delano or Holdings may be enforced by or against the Corporation;

     (c) the Corporation shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against Delano or Holdings before the amalgamation has become effective; and

     (d) except for the purposes specified in the Act, the Corporation's articles of amalgamation shall be deemed to be its articles of incorporation and the Corporation's certificate of amalgamation shall be deemed to be its certificate of incorporation.

2.3  TERMINATION

Notwithstanding the approval of this Agreement by their shareholders, the board of directors of any of Delano and Holdings, without further shareholder approval, may terminate the amalgamation and this Agreement at any time before the issuance of a certificate of amalgamation.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

3.1  MUTUAL CONDITION PRECEDENT

The amalgamation is subject to the condition that the amalgamation and this Agreement shall be approved by:

     (a) (i) not less than two-thirds of the votes cast by the holders of Common Shares of Holdings who vote in respect of the special resolution to approve the amalgamation and this Agreement and not less than two-thirds of the votes cast by the holders of Class A Preferred Shares of Holdings, voting separately as a class, who vote in respect of the special resolution to approve the amalgamation and this Agreement at a special meeting of Holdings' Shareholders called for that purpose or (ii) all of the holders of Common Shares and Class A Preferred Shares of Holdings, in writing.

     (b) (i) not less than two-thirds of the votes cast by the holders of Common Shares, Class A Preferred Shares, Class B Preferred Shares and Class C Preferred Shares, each voting separately as a single class, who vote in respect of the special resolution to approve the amalgamation and this Agreement at a special meeting of Delano shareholders called for that purpose or (ii) all of the holders of Common Shares, Class A Preferred Shares, Class B Preferred Shares and Class C Preferred Shares of Delano, in writing; and

     (c) Mr. Bahman Koohestani, in accordance with the terms of the amended and restated shareholders agreement in respect of Delano dated as of January 27, 1999.

                                    ARTICLE 4
                                  ORGANIZATION

4.1  NAME

The name of the Corporation shall be DELANO TECHNOLOGY CORPORATION.

4.2  AUTHORIZED CAPITAL

The Corporation shall be authorized to issue the following shares:

     (a)  an unlimited number of Common Shares;

     (b)  an unlimited number of Class A Special Shares;

     (c)  an unlimited number of Class B Special Shares; and

     (d)  an unlimited number of Class C Special Shares.

provided that, notwithstanding the foregoing, in the event that the issued and outstanding preferred shares of Delano have been converted to Common Shares of Delano in accordance with their terms prior to the effective time of the amalgamation, the Corporation shall be authorized to issue an unlimited number of Common Shares.

The holders of the Common Shares, the Class A Special Shares, the Class B Special Shares and the Class C Special Shares shall have the rights, privileges, and are subject to the restrictions and conditions set out in Schedule A to this Agreement.

4.3  BUSINESS

There shall be no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

4.4  REGISTERED OFFICE

Until changed in accordance with the Act, the place in Ontario where the registered office of the Corporation is to be situated is the City of Toronto, in the Province of Ontario, and the address of



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the registered office of the Corporation shall be 40 West Wilmot Street,
Richmond Hill, Ontario, L4B 1H8.

4.5  BY-LAWS

Until repealed, amended, altered or added to, so far as applicable, the by-laws of Delano at the time the amalgamation becomes effective shall be the by-laws of the Corporation. A copy of the by-laws may be examined at the registered office of the Corporation.

4.6  SHARE CERTIFICATE

Until altered, the forms of share certificates for the Common Shares, the Class A Special Shares, the Class B Special Shares and the Class C Special Shares of the Corporation shall be in the same forms respectively as the share certificates for the Common Shares, the Class A Preferred Shares, the Class B Preferred Shares and the Class C Preferred Shares of Delano, as such share certificate shall be amended from time to time.

4.7  BANKING

Until repealed, amended, altered or added to, so far as applicable, the banking resolutions of the Corporation shall be the same as the banking resolutions of Delano.

                                    ARTICLE 5
                             DIRECTORS AND OFFICERS

5.1  DIRECTORS

Until changed in accordance with the Act, the Board of the Corporation shall consist of the Board of Delano at the time the amalgamation becomes effective.

Each director shall hold office until the first meeting of shareholders of the Corporation, or until his successor is elected or appointed. The election of subsequent directors shall take place thereafter in accordance with the provisions of the by-laws of the Corporation and the Act. Subject to the provisions of the Act and any unanimous shareholder agreement, the Board shall manage or supervise the management of the business and affairs of the Corporation.

5.2  OFFICERS

The officers of the Corporation shall consist of the officers of Delano at the time the amalgamation becomes effective, until their successors are duly elected or appointed.

                                    ARTICLE 6
                                 ISSUED CAPITAL

6.1  TRANSITION

At the time the amalgamation of Delano and Holdings becomes effective, their shares become issued and fully paid shares of the Corporation, or are cancelled, as the case may be, as follows:

(a) Class A Preferred Shares (Holdings) - all of the issued and outstanding Class A Preferred Shares in the capital of Holdings shall be converted into fully paid and non-assessable Class A Special Shares, Class B Special Shares and Class C Special Shares of the Corporation equal to that percentage (the "Class A Preferred Applicable Percentage") of each of (A) 4,000,000 Class A Preferred Shares, (B) 2,631,580 Class B Preferred Shares and (C) 124,308 Class C Preferred Shares that the Fair Market Value of the Class A Preferred Shares of Holdings is of the Fair Market Value of Holdings; and for this purpose the Fair Market Value of the Class A Preferred Shares of Holdings is $4,646,401.60 and the aggregate Fair Market Value of Holdings is the aggregate Fair Market Value of each of 4,000,000 Class A Preferred Shares, 2,631,308 Class B Preferred Shares and 124,308 Class C Preferred Shares.

     Accordingly, each Class A Preferred Share of Holdings shall be converted into fully paid and non-assessable Class A Special Shares, Class B Special Shares and Class C Special Shares in accordance with the following formula:

     Number of Class A Special Shares =

     Class A Preferred Applicable Percentage x 4,000,000
                                 1,100

     Number of Class B Special Shares =

     Class A Preferred Applicable Percentage x 2,631,580
                                 1,100

     Number of Class C Special Shares =

     Class A Preferred Applicable Percentage x 124,308
                                 1,100

(b) Common Shares (Holdings) - all of the issued and outstanding Common Shares in the capital of Holdings shall be converted into fully paid and non-assessable Class A Special Shares, Class B Special Shares and Class C Special Shares of the Corporation equal to that percentage (the "Common Share Applicable Percentage") of each of (A) 4,000,000 Class A Preferred Shares, (B) 2,631,580 Class B Preferred Shares and 124,308 Class C Preferred Shares that the Fair Market Value of the Common Shares of Holdings is of the Fair Market Value of Holdings and for this purpose the Fair Market Value of the Class A Preferred Shares of Holdings is $4,646,401.60 and the Fair Market Value of Holdings is the aggregate Fair Market Value of each of 4,000,000 Class A Preferred Shares and 2,631,308 Class B Preferred Shares and 124,308 Class C Preferred Shares and the Fair Market Value of the Common Shares of Holdings is equal to the Fair Market Value of Holdings less the Fair Market Value of the Class A Preferred Shares of Holdings.

     Accordingly, each Common Share of Holdings shall be converted into fully paid and non-assessable Class A Special Shares, Class B Special Shares and Class C Special Shares in accordance with the following formula:

     Number of Class A Special Shares =

     Common Share Applicable Percentage x 4,000,000
                               3,150

     Number of Class B Special Shares =

     Common Share Applicable Percentage x 2,631,580
                               3,150

     Number of Class C Special Shares =

     Common Share Applicable Percentage x 124,308
                               3,150

(c) Common Shares - the following issued and outstanding shares become Common Shares of the Corporation on the basis that all of the issued and outstanding Common Shares in the capital of Delano shall be converted into fully paid and non-assessable Common Shares of the Corporation on the basis of one Common Share of the Corporation for each Common Share of Delano.

(d) Class B Preferred Shares - all of the issued and outstanding Class B Preferred Shares in the capital of Delano held by Shareholders other than Holdings shall be converted into fully paid and non-assessable Class B Special Shares of the Corporation on the basis of one Class B Special Share of the Corporation for each Class B Preferred Share of Delano;

(e) Class C Preferred Shares - all of the issued and outstanding Class C Preferred Shares in the capital of Delano held by shareholders other than Holdings shall be converted into fully paid and non-assessable Class C Special Shares of the Corporation on the basis of one Class C Special Share of the Corporation for each Class C Preferred Share of Delano; and

(f)  Cancelled Shares - the following shares are cancelled:

     (i) the 4,000,000 issued and outstanding Class A Preferred Shares in the capital of Delano, without any repayment of capital in respect thereof;

     (ii) the 2,631,580 Class B Preferred Shares in the capital of Delano owned by Holdings, without any repayment of capital in respect thereof;

    (iii) the 124,308 Class C Preferred Shares in the capital of Delano owned by Holdings, without any repayment of capital in respect thereof; and

     (iv) all authorized but unissued shares in the capital of Delano and Holdings;



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6.2  CONVERSION TO COMMON SHARES OF DELANO

In the event that the issued and outstanding preferred shares of Delano have been converted to Common Shares of Delano in accordance with their terms prior to the effective time of the amalgamation, all references in this Agreement to Special Shares of the Corporation shall be deemed to be references to Common Shares of the Corporation, as if such Special Shares were Class A Preferred Shares, Class B Preferred Shares or Class C Preferred Shares of Delano, as the case may be, and were converted to Common Shares in accordance with their terms.

6.3  FRACTIONAL SHARES

Notwithstanding anything herein contained, no fractional shares of the Corporation will be issued in connection with this amalgamation. Where the aggregate number of Class A Special Shares, Class B Special Shares, Class C Special Shares or Common Shares of the Corporation, as the case may be, to be issued to a holder of Class A Preferred Shares or Common Shares of Holdings would result in a fraction of a share being issued, such holder shall receive, in lieu of such fractional share, a cash payment from the Corporation equal to the fraction of a Class A Special Share, Class B Special Share, Class C Special Share or Common Share of the Corporation otherwise issuable, multiplied by the Fair Market Value of the Class A Preferred Share or Common Share of Holdings, as the case may be.

6.4  STATED CAPITAL

The aggregate stated capital of the Corporation shall be equal to the aggregate stated capital of Holdings plus the aggregate stated capital of Delano immediately prior to the amalgamation, less the stated capital attributable to the shares of Delano owned by Holdings which are to be cancelled on the amalgamation and shall be allocated among the shares of the Corporation as follows:

     (a)  $1,500,018.65 to the Class A Special Shares of the Corporation;

     (b)  $3,600,014.37 to the Class B Special Shares of the Corporation;

     (c)  $22,500,005.58 to the Class C Special Shares of the Corporation; and

     (d)  $3,500 to the Common Shares of the Corporation

6.5  SHARE CERTIFICATES

After the amalgamation becomes effective, the shareholders of Delano and Holdings, when requested by the Corporation, shall surrender for cancellation the certificates representing shares held by them in Delano and Holdings, respectively, and shall be entitled to receive, upon request, certificates for shares of the Corporation on the basis aforesaid.




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                                    ARTICLE 7
                                     GENERAL

7.1  INDEMNITY

XDL Ventures Corp. covenants and agrees with Delano to indemnify and save harmless Delano from and against any and all liabilities of Holdings that Delano may assume pursuant to the amalgamation.

7.2  EXPENSES

Whether or not the amalgamation is consummated, Holdings agrees to pay or to reimburse Delano for all out of pocket expenses of Delano relating to the amalgamation.

7.3  JOINDER

XDL Ventures Corp. has executed this Agreement for the purpose of agreeing to be bound by the provisions of Section 7.1.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.


                                   DELANO TECHNOLOGY CORPORATION



                                   By:  [Signed by David Latner]
                                      -----------------------------------------
                                        Name: David Latner

                                        Title: Secretary


                                   XDL DELANO HOLDINGS INC.



                                   By:  [Signed by David Latner]
                                      -----------------------------------------
                                        Name: David Latner

                                        Title: Vice President and Secretary


EXECUTED as of the date first written above, for the purposes of agreeing to be bound by Section 6.1.


                                   XDL VENTURES CORP.



                                   By:  [Signed by David Latner]
                                      -----------------------------------------
                                        Name: David Latner

                                        Title:






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                                   SCHEDULE A

                          DELANO TECHNOLOGY CORPORATION

                              ARTICLES OF AMENDMENT



COMMON SHARES

1.   VOTING RIGHTS

Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings of holders of Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by such holder.

2.   DIVIDENDS

The Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Board of Directors of the Corporation.

3.   LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, the assets and funds of the Corporation available for distribution to shareholders shall be distributed among the holders of the Common Shares, the holders of the Class A Special Shares, the holders of the Class B Special Shares, the holders of the Class C Special Shares and any other class or series of shares entitled to participate in a liquidation distribution with the holders of Common Shares, pro rata based on the number of Common Shares held by each holder (assuming conversion into Common Shares of all Class A Special Shares, Class B Special Shares and Class C Special Shares) and any other participating outstanding series or class of shares convertible into Common Shares.

SPECIAL SHARES

4.   DIVIDENDS ON SPECIAL SHARES

The Class A Special Shares, the Class B Special Shares and the Class C Special Shares (collectively, the "Special Shares") shall participate equally with respect to dividends and for greater certainty, all dividends which the directors may declare in any fiscal year of the Corporation on the Class A Special Shares, the Class B Special Shares and the Class C Special Shares shall be declared and paid in equal or equivalent amounts per share on the Class A



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                                     - 11 -

Special Shares, the Class B Special Shares and the Class C Special Shares at the time outstanding without preference or priority.

Holders of outstanding Class A Special Shares shall be entitled to receive, in any fiscal year, annually or when otherwise as declared by the Board of Directors of the Corporation and to the extent permitted under the Business Corporations Act (Ontario), dividends in cash at the rate of $0.03 per share per annum plus an amount per share equal to 8% per annum of the accrued and unpaid dividends thereon (providing for an 8% cumulative compounding return), which shall accrue as provided herein, before any dividend is paid on the Common Shares. Such dividends shall accrue on outstanding Class A Special Shares cumulatively, commencing on the date of the original issuance thereof, on a daily basis. Except to the extent otherwise permitted by these Articles, dividends or distributions may be declared and paid upon Common Shares in any fiscal year of the Corporation only if all accrued dividends shall have been paid on all Class A Special Shares in accordance with this section. If, after payment of such dividends to holders of the Special Shares, dividends are paid to holders of Common Shares, the holders of outstanding Special Shares shall be entitled to receive, out of any assets at the time legally available therefor, additional dividends per share equal to the per share dividends paid to holders of Common Shares (treating each Special Share as being equal to the number of Common Shares into which each such Special Share could be converted pursuant to
Section 4 (Conversion) hereof, with such number determined as of the record date for the determination of holders of Common Shares entitled to receive such dividend).

5.   LIQUIDATION, DISSOLUTION OR WINDING-UP

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Class A Special Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Shares or to the holders of the Class B Special Shares or the Class C Special Shares, by reason of their ownership thereof, the Class A Redemption Price (as defined in paragraph 5(c) below) for each Class A Special Share then held by such holders. If the amount available for such distribution is insufficient to pay the Class A Redemption Price on all outstanding Class A Special Shares, the assets available for distribution shall be distributed among the holders of the Class A Special Shares pro rata in accordance with the total number of Class A Special Shares held by such holders.

(b) After the payment of all preferential amounts required to be paid to the holders of the Class A Special Shares and any other class or series of shares of the Corporation ranking on liquidation on a parity with or senior to the Class A Special Shares, the holders of Class B Special Shares and the holders of Class C Special Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Shares, by reason of their ownership thereof, for each Class B Special Share and Class C Special Share then held by a holder, a sum equal to:



                     FOR HOLDERS OF CLASS B SPECIAL SHARES:


(i)  the Class B Redemption Price (as defined in paragraph 5(c) below); and

(ii) an additional amount equal to the following:

(A) 8% of the holders subscription price for the Class B Special Share, per annum since the date of issuance (non-compounded), if the aggregate value of all assets available for distribution to the holders of the Corporation (prior to making any payments pursuant to this Section 2) is less than or equal to $9,999,999; or

(B) 16% of the holders subscription price for the Class B Special Share, per annum since the date of issuance (non-compounded), if the aggregate value of all assets available for distribution to the holders of the Corporation (prior to making any payments pursuant to this Section 2) is greater than $9,999,999 but less than or equal to $19,999,999; or

(C) 24% of the holders subscription price for the Class B Special Share, per annum since the date of issuance (non-compounded) if the aggregate value of all assets available for distribution to the holders of the Corporation (prior to making any payments pursuant to this Section 2) is greater than $19,999,999.

                     FOR HOLDERS OF CLASS C SPECIAL SHARES:

     (iii) the Class C Redemption Price (as defined in paragraph 5(c) below);
           and

     (iv)  an additional amount equal to the following:

(A) 8% of the holders subscription price for the Class C Special Share, per annum since the date of issuance (non-compounded), if the aggregate value of all assets available for distribution to the holders of the Corporation (prior to making any payments pursuant to this Section 2) is less than or equal to $9,999,999; or

(B) 16% of the holders subscription price for the Class C Special Share, per annum since the date of issuance (non-compounded), if the aggregate value of all assets available for distribution to the holders of the Corporation (prior to making any payments pursuant to this Section 2) is greater than $9,999,999 but less than or equal to $19,999,999; or

(C) 24% of the holders subscription price for the Class C Special Share, per annum since the date of issuance (non-compounded) if the aggregate value of all assets available for distribution to the holders of the Corporation (prior to making any payments pursuant to this Section 2) is greater than $19,999,999.

               If the amount available for such distribution is insufficient to pay the Class B Redemption Price and the Class C Redemption Price (plus any additional amount applicable pursuant to this Section
               2) on all outstanding Class B Special Shares and Class C Special Shares, the assets available for distribution shall be distributed among the holders of the Class B Special Shares and the holders of the Class C Special Shares pro rata based on the number of Common Shares into which each Class B Special Share and Class C Special Share could be converted pursuant to Section 4 (conversion) hereof.

(c) After the payment of all preferential amounts required to be paid to the holders of the Class A Special Shares, the holders of the Class B Special Shares and the holders of the Class C Special Shares and any other class or series of shares of the Corporation ranking on liquidation senior to the Common Shares, upon the liquidation, dissolution or winding up of the Corporation, the remaining assets and funds of the Corporation available for distribution to its shareholders shall be distributed among the holders of the Class A Special Shares, the holders of the Class B Special Shares, the holders of the Class C Special Shares and the holders of the Common Shares and any other class or series of shares entitled to participate in liquidation distributions with the holders of Common Shares, pro rata based on the number of Common Shares held by each holder (assuming conversion into Common Shares of all Special Shares) and any other participating outstanding series or class of shares convertible into Common Shares.

(d) The amalgamation, merger or consolidation of the Corporation into or with another corporation (where the shareholders of the Corporation are not the majority shareholders of the merged entity), or the sale of all or substantially all the assets of the Corporation, shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2 unless the prior written consent to such transaction is obtained from the holders of at least two-thirds of the outstanding Class A Special Shares, from the holders of at least two-thirds of the outstanding Class B Special Shares and from the holders of at least two thirds of the outstanding Class C Special Shares, voting separately.

(e) In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of Special Shares, the cash amount deemed distributed to such holders shall be the cash value of the property, rights or securities distributed to such holders by the Corporation or the acquiring corporation. If the non-cash consideration is publicly traded shares, then the cash value for such consideration shall be the simple average of the closing price (or closing bid price during) in the ten trading days preceding announcement of the distribution. The Board of Directors of the Corporation shall first determine the value of such property, rights or other securities for such purpose, and shall notify all holders of Special Shares of such determination. The value of such property, rights or other securities for purposes of the distribution under this paragraph 2(e) shall be the value as determined by the Board of Directors of the Corporation in good faith, unless the holders of a majority of the outstanding Special Shares shall object thereto in writing within 15 days after receiving written notice of such value. In the event of such objection, the valuation of such property, rights or other securities for purposes of such distribution shall be determined by an arbitrator selected by the objecting shareholders and the Board of Directors of the Corporation, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent by the objecting shareholders in accordance with the previous sentence, the valuation of such property, rights or other securities shall be determined by arbitration in which (i) the objecting shareholders shall name one arbitrator, (ii) the Board of Directors of the Corporation shall name a second arbitrator, (iii) the two arbitrators thus selected shall select a third arbitrator, and (iv) the three arbitrators thus selected shall determine the valuation of such property, rights or other securities within 15 days for purposes of such distribution or as soon as practicable thereafter by majority vote. The costs of such arbitration shall be borne by the Corporation or by the holders of the Special Shares (on a pro rata basis out of the property, rights or other securities otherwise distributable to them) as follows: (A) if the valuation as determined by the arbitrators is equal to or exceeds the valuation as determined by the Board of Directors of the Corporation, the holders of the Special Shares shall pay the costs of the arbitration, and
     (B) otherwise, the Corporation shall bear the costs of the arbitration.

6.   VOTING RIGHTS

Except as otherwise provided herein and except as otherwise required by law, on all matters submitted to a vote of holders of Common Shares, a holder of Special Shares shall be entitled to the number of votes which is equal to the number of Common Shares into which such Special Shares are then convertible pursuant to
Section 4 (Conversion) hereof, and in all ways shall have voting rights and powers equal to the voting rights and powers of the Common Shares, including the right to notice of any shareholders' meeting in accordance given to the holders of Common Shares. Except as otherwise required by law, the Special Shares and Common Shares vote together as a single class. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all Common Shares into which Special Shares held by each holder could then be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

7.   CONVERSION

The holders of Special Shares shall have the following conversion rights (the "Conversion Rights"):

(a)  RIGHT TO CONVERT.

(i) OPTIONAL CONVERSION. Each Class A Special Share shall be convertible, at the option of the holder thereof, at the office of the Corporation, into such number of fully paid and non-assessable Common Shares as determined by dividing $0.375 by the Class A Conversion Price (as defined below), in effect at the time of conversion. The price at which Common Shares shall be deliverable upon conversion (the "Class A Conversion Price") shall initially be $0.375. Such Class A Conversion Price shall be subject to adjustment as hereinafter provided. Each Class B Special Share shall be convertible, at the option of the holder thereof, at the office of the Corporation, into such number of fully paid and non-assessable Common Shares as determined by dividing $0.95 by the Class B Conversion Price (as defined below), in effect at the time of conversion. The price at which Common Shares shall be deliverable upon conversion (the "Class B Conversion Price") shall initially be $0.95. Such Class B Conversion Price shall be subject to adjustment as hereinafter provided. Each Class C Special Share shall be convertible, at the option of the holder thereof, at the office of the Corporation, into one Common Share and the number of Common Shares received upon the conversion of Class C Special Shares shall not be subject to adjustment at any time including, without limitation, pursuant to the provisions of paragraph 4(c).

(ii) AUTOMATIC CONVERSION. Each Special Share shall be converted automatically into Common Shares (for the Class A Special Shares and the Class B Special Shares, at the then effective Class A Conversion Price or Class B Conversion Price, as the case may be) immediately prior to (A) the completion of a Canadian public offering of Common Shares pursuant to a prospectus or a sale of Common Shares in a public offering registered under the U.S. Securities Act of 1933, as amended, (or the applicable law of such other jurisdiction in which the Corporation goes public) that results in aggregate net proceeds to the Corporation (defined as aggregate sales price to the public, less expenses and underwriters' discounts) of at least twenty million dollars ($20,000,000) at a price per share which is based on a pre-offering valuation of the Corporation of not less than thirty million dollars ($30,000,000) (a "Qualified Public Offering"); or (B) the Corporation acquiring all or substantially all of the assets of any other person or business entity or entering into any consolidation, merger, or other business combination, or transferring all or substantially all of the Corporation's business or assets to any partnership, joint venture or other similar jointly owned business venture, with any other corporation or business entity, or effecting a liquidation, winding up, reorganization or sale or other disposition of the Corporation or of all or substantially all of the assets of the Corporation in a transaction that in any such event either (x) provides the holders of the Special Shares with cash proceeds, or securities of a class of shares that is traded on the Toronto Stock Exchange, NASDAQ National Market system or the NYSE or AMEX exchanges (or any other recognized exchange or trading system of approximately equivalent stature) or some combination thereof equal to at least $2.25 per Special Share, less the amount of any dividends actually paid by the Corporation per share to the holder of Special Shares (if such transaction closes on or prior to July 31, 2002), or $2.625 per Special Share less the amount of any dividends actually paid by the Corporation per share to the holder of Special Shares (if such transaction closes after July 31, 2002 but on or prior to July 31, 2003) or (y) the holders of at least 50% of the aggregate number of outstanding Class A Special Shares, the holders of at least 50% of the aggregate number of outstanding Class B Special Shares and the holders of at least 50% of the aggregate number of outstanding Class C Special Shares, voting separately, approve at a meeting of shareholders or otherwise in writing both the proposed transaction and the conversion of Special Shares to Common Shares. The Corporation shall not pay dividends (regardless of whether such dividends have been accrued or declared) on any Special Shares that are automatically converted pursuant to this subsection (ii) above in addition to any dividends that were actually paid to holders of Special Shares prior to the automatic conversion.

(b) MECHANICS OF CONVERSION. Except on an automatic conversion under subparagraph 4(a)(ii) above, before any holder of Special Shares shall be entitled to convert Special Shares into Common Shares, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation and shall give written notice to the Corporation at such office that such holder elects to convert the Special Shares and shall state therein the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the Special Shares to be converted, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date. If a holder tenders Special Shares for conversion in connection with any automatic conversion event described in subparagraph 4(a)(ii) above the conversion may, at the option of the holder tendering Special Shares for conversion, be conditioned upon the closing of the relevant transaction, in which event the person(s) entitled to receive the Common Shares issuable upon such conversion of the Special Shares shall not be deemed to have converted such Special Shares until immediately prior to the closing of such transaction.

(c)  ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

(i) SPECIAL DEFINITIONS. For purposes of this paragraph 4(c), the following definitions shall apply:

(A) Additional Common Shares shall mean all Common Shares issued (or, pursuant to subparagraph 4(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than Common Shares issued or issuable:

(1)            upon conversion of Special Shares;

(2) to officers, directors or employees of, or consultants to, the Corporation, in accordance with a plan approved by the Board of Directors of the Corporation or pursuant to a compensation package for new senior officers of the Corporation which the holders of a majority of the Special Shares have agreed to in writing ("Permitted Employee Shares"), subject to adjustment for all reclassifications, subdivisions, combinations or similar recapitalizations of Common Shares;

(3)            as a dividend or distribution on Special Shares; and

(4) by way of dividend or other distribution on Common Shares which were, when issued, excluded from the definition of Additional Common Shares by the foregoing clauses (1), (2) and (3) or this clause (4).

(B) "Convertible Securities" shall mean any evidence of indebtedness, and shares (other than Common Shares) or other securities convertible into or exchangeable for Common Shares, including the Special Shares.

(C) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Shares or Convertible Securities.

(D) "Original Issue Date" shall mean the date on which a Special Share was first issued.

(ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in either the Class A Conversion Price or the Class B Conversion Price shall be made in respect of the issuance of Additional Common Shares unless the Net Cash Consideration (as defined below) per share for an Additional Common Share issued or deemed to be issued by the Corporation is less than the Class A Conversion Price or Class B Conversion Price, as the case may be, in effect on the date of, and immediately prior to such issue for such Special Shares. The "Net Cash Consideration" shall mean the cash value of the consideration received by the Corporation (determined pursuant to subparagraph 4(c)(v)) less any commissions payable to third parties with respect to the transaction in which the cash consideration is received.

(iii)DEEMED ISSUE OF ADDITIONAL COMMON SHARES.

(A) OPTIONS AND CONVERTIBLE SECURITIES. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum aggregate number (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) of Common Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                    Notwithstanding the foregoing, in respect of Special Shares Additional Common Shares shall not be deemed to have been issued unless the Net Cash Consideration (as defined in subparagraph 4(c)(ii)) per share (determined pursuant to subparagraph 4(c)(v) hereof) of such Additional Common Shares would be less than the Class A Conversion Price or the Class B Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Common Shares are deemed to be issued:

(1) no further adjustment in the Class A Conversion Price or the Class B Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares pursuant to the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, the Class A Conversion Price and the Class B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3) upon the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Class A Conversion Price and the Class B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration or termination, be recomputed as if:

A. in the case of Convertible Securities or Options for Common Shares, the only Additional Common Shares issued were the Common Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities, whether or not actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

B. in the case of Options for Convertible Securities, only Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such options, and the consideration received by the Corporation for the

     Additional Common Shares deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(4) for greater certainty, no adjustment pursuant to either clause B. or C. above shall have the effect of increasing the Class A Conversion Price or the Class B Conversion Price which shall continue to be, for the purposes of any recalculation of the number of Additional Common Shares deemed to be issued, the Class A Conversion Price or the Class B Conversion Price, as the case may be, in effect immediately prior to the initial deemed issuance of such Additional Common Shares.

(B) SHARE DIVIDENDS AND SUBDIVISIONS. If the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision of the outstanding shares of Common Shares into a greater number of shares of Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares), then, and in any such event, Additional Common Shares shall be deemed to have been issued:

(1) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

(2) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

(iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL COMMON SHARES.

          If the Corporation shall issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to subparagraph 4(c)(iii)) for a Net Cash Consideration (as defined in subparagraph 4(c)(ii)) per share less than the Class A Conversion Price or the Class B Conversion Price on the date of and immediately prior to such issuance, then, and in such event, the Class A Conversion Price and/or the Class B Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying such conversion price by a fraction, the numerator of which shall be the sum of (1) the number of Common Shares outstanding immediately prior to such issue,
          (2) any Permitted Employee Shares which have not been issued immediately prior to such issue, but are then issuable pursuant to options which have been granted, and which have an exercise price below the price of such issue and (3) the number of Common Shares which the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at such conversion price; and the denominator of which shall be the sum of (1) the number of Common Shares outstanding immediately prior to such issue, (2) any Permitted Employee Shares which have not been issued immediately prior to such issue but are then issuable pursuant to options which have been granted, and which have an exercise price below the price of such issue, and (3) the number of such Additional

          Common Shares so issued; provided that, for the purposes of this subparagraph 4(c)(iv), all Common Shares issuable upon conversion of outstanding Special Shares and Convertible Securities and upon the exercise of Options (including the conversion into Common Shares of Convertible Securities issuable upon the exercise of such Options) and all Additional Shares previously deemed issued pursuant to subparagraph 4(c)(iii) (adjusted pursuant to subparagraph 4(c)(iii)(3), if applicable) shall be deemed to be outstanding.

(v) DETERMINATION OF CONSIDERATION. For purposes of this paragraph 4(c), the consideration received by the Corporation for the issue of any Additional Common Shares shall be computed as follows:

(A)  CASH AND PROPERTY: Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation (and if the non-cash consideration is public traded company shares, then the price shall be the simple average of the closing price (or closing bid price) in the ten trading days preceding the issue or deemed issue of the Additional Common Shares); and

(3) if Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received in respect of the Additional Common Shares, computed as provided in clauses (1) and
     (2) above, as determined in good faith by the Board of Directors of the Corporation.

(B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Common Shares deemed to have been issued pursuant to subparagraph 4(c)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(C) SHARE DIVIDENDS AND SHARE SUBDIVISIONS. Any Additional Common Shares deemed to have been issued pursuant to subparagraph 4(c)(iii)(B), relating to share dividends and share subdivisions, shall be deemed to have been issued for no consideration.

(vi) ADJUSTMENTS FOR COMBINATIONS OR CONSOLIDATION OF COMMON SHARES. If the outstanding Common Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Shares, the Class A Conversion Price and the Class B Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(vii)ADJUSTMENT FOR MERGERS OR REORGANIZATION, ETC. In case of any amalgamation, consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation (which is not, in any such case, deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to paragraph 2(c)), each Special Share shall thereafter, at the option of the holder, be convertible into the number of shares or other securities or property to which a holder of Common Shares deliverable upon conversion of such Special Shares would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Special Shares, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Class A Conversion Price and the Class B Conversion Price) shall hereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Special Shares.

(d) NO IMPAIRMENT. The Board of Directors of the Corporation will at all times in good faith assist in the carrying out of all the provisions of this
     Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Special Shares against impairment.

(e) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Class A Conversion Price or the Class B Conversion Price pursuant to this Section 4, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and, upon written request of any holder of Class A Special Shares or Class B Special Shares, as the case may be, shall cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Class A Special Shares or Class B Special Shares, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class B Special Shares or Class C Special Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the conversion price applicable to such Class B Special Shares and Class C Special Shares in effect at the time, and (iii) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of such Class B Special Shares and Class C Special Shares.

(f) TAXES. The Corporation shall pay any and all issue taxes that may be payable solely in respect of any issue or delivery of shares of Common Shares on conversion of Special Shares pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion or, for greater certainty, any income tax payable by holders of Special Shares.

(g) RESERVATION OF SHARES ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the shares of the Special Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Special Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Special Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(h) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any Special Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Special Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a Common Share, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

8.   REDEMPTION

The Special Shares may not be redeemed by the Corporation at any time, but the holders may require the Corporation to redeem the Special Shares in the following circumstances:

(a) OPTIONAL REDEMPTION. Each holder of Class A Special Shares may require the Corporation to redeem, (i) after July 31, 2002 up to fifty percent (50%) of the outstanding Class A Special Shares then held by such holder, and (ii) after July 31, 2003, all or any portion of the outstanding Class A Special Shares then held by such holder. Each holder of Class B Special Shares may require the Corporation to redeem, (i) after December 31, 2002, up to fifty percent (50%) of the outstanding Class B Special Shares then held by such holder, and (ii) after December 31, 2003, all or any portion of the outstanding Class B Special Shares then held by such holder. Each holder of Class C Special Shares may require the Corporation to redeem, (i) after June 22, 2003, up to fifty percent (50%) of the outstanding Class C Special Shares then held by such holder, and (ii) after June 22, 2004, all or any portion of the outstanding Class C Special Shares then held by such holder. At least 60 days prior to any redemption of Special Shares, each holder of Special Shares electing to redeem its Special Shares in accordance with this paragraph 5(a) shall give written notice to the Corporation specifying the number of Special Shares such holder desires the Corporation to redeem and the date of such redemption (hereinafter referred to as a "Redemption Date").

(b) OPTIONAL REDEMPTION UPON CHANGE OF CONTROL. Each holder of Class A Special Shares may require the Corporation to redeem all, but not less than all, of the outstanding Class A Special Shares then held by such holder, upon a Change in Control. Similarly, each holder of

     Class B Special Shares and Class C Special Shares may require the Corporation to redeem all, but not less than all, of the outstanding Class B Special Shares and Class C Special Shares then held by such holder, upon a Change in Control. A "Change in Control" for purposes of this paragraph 5(b) shall mean any issuance of voting securities by the Corporation or transfer of voting securities by the holder(s) thereof (or combination thereof) to any person or persons acting in concert or a group of affiliated persons, which issuance and/or transfer results in such person or persons or group holding in the aggregate voting securities having the power to cast 50% or more of the votes on any matters submitted from time to time to holders of voting securities of the Corporation or which otherwise provides such persons with the ability to elect a majority of the Board of Directors of the Corporation. Notice of such issuance and/or transfer (the "Control Notice") shall be given to the holders of Special Shares by the Corporation within 10 days of the earlier of the Corporation's making such issuance and/or being informed of such transfer. Within 60 days of receiving the Control Notice, each holder of Special Shares electing to redeem all of such holders Class A Special Shares and/or Class B Special Shares, as the case may be, in accordance with this paragraph 5(b) shall give written notice to the Corporation specifying the number of Special Shares held by such holder and the date of such redemption (also, a "Redemption Date").

(c) REDEMPTION PRICE AND PAYMENT. The Class A Special Shares to be redeemed on any Redemption Date pursuant to paragraphs 5(a) or 5(b) above shall be redeemed by paying for each share in cash an amount equal to $0.375 plus all accrued but unpaid dividends thereon up to and including the date the redemption price is received by the holder (the "Class A Redemption Price"). The Class B Special Shares to be redeemed on any Redemption Date pursuant to paragraphs 5(a) or 5(b) above shall be redeemed by paying for each share in cash an amount equal to $0.95 plus all accrued but unpaid dividends thereon up to and including the date the redemption price is received by the holder (the "Class B Redemption Price"). The Class C Special Shares to be redeemed on any Redemption Date pursuant to paragraphs 5(a) or 5(b) above shall be redeemed by paying for each share in cash an amount equal to $0.95 plus all accrued but unpaid dividends thereon up to and including the date the redemption price is received by the holder (the "Class C Redemption Price").

(d) REDEMPTION MECHANICS. Upon receipt of payment by each holder of Special Shares electing to redeem pursuant to paragraphs 5(a) or 5(b) above of the redemption price applicable to such Special Shares (the Class A Redemption Price, the Class B Redemption Price or the Class C Redemption Price, as the case may be), all rights of holders of such redeemed shares shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of Special Shares on any Redemption Date are insufficient to redeem the total number of outstanding Special Shares as to which redemption is requested, the holders of Special Shares requesting redemption shall share rateably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by such holders as to which redemption is requested if all such outstanding shares were redeemed in full. The Special Shares not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such Special Shares, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares as to which redemption had been requested, or such portion thereof for which



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     funds are then legally available, on the basis set forth above, regardless of whether any last date for giving notice pursuant to paragraphs 5(a) or 5(b), as the case may be, has passed.

(e) REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any Special Shares redeemed pursuant to this Section 5 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled.

9.   CURRENCY

All references herein to dollar amounts are references to Canadian dollars.